Exhibit 10.2

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DCI Management Group, LLC

1019 Fort Salonga Road, Suite 109, Northport, NY 11768

Phone: 631-757-8401                Fax: 631-757-8364

AMENDMENT No. 2

February 5, 2010

ViroPharma Biologics, Inc.

730 Stockton Drive

Exton, PA 19341

Re:	Second Amendment to that certain Agreement for the Purchase and Sale of Blood Plasma (the “Purchase Agreement”) dated July 12, 2007, between ViroPharma Biologics, Inc. (successor in interest to Lev Pharmaceuticals, Inc.) (“Purchaser”) and DCI Management Group LLC (“Seller”), as amended by that certain First Amendment dated July 9, 2009 (as amended, the “Purchase Agreement”)

Any capitalized terms used in this letter (this “Second Amendment”) that are not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

Each of the parties to this Second Amendment (each, a “Party,” and, collectively, the “Parties”) hereby acknowledges, consents to, and ratifies the following actions and amendments:

1.

Extension of Initial Term; No Automatic Renewal. The Parties hereby agree to extend the expiration date of the Initial Term from December 31, 2013 to December 31, 2015. Any reference in the Purchase Agreement to “December 2013” or “2013” in connection with the Initial Term (for example, at the end of Section 2.1 concerning Seller’s monthly production estimates) shall be deemed to be a reference to “December 2015” or “2015,” as the context requires. In addition, the Parties hereby delete the “right of renewal” described in Section 5.3 of the Purchase Agreement, and agree that any renewal of the Initial Term may only be accomplished by means of a written amendment to the Purchase Agreement signed by both Parties.

2.	Price Adjustments; Confirmation of Base Price. Notwithstanding any provision in the Purchase Agreement to the contrary: (a) there shall not be any minimum annual price increase to the Base Price for the calendar years 2010 and 2011; (b) for calendar years 2012, 2013, 2014, and 2015, a minimum annual price increase or decrease resulting from market conditions shall be limited to a possible increase or decrease no greater than *** of the Base Price, and only (i) if agreed to by the Parties by *** of the prior calendar year; and (ii) if consistent with the Parties’ reasonable evaluation of the market price for comparable blood plasma products as of such date; and (c) the Base Price for calendar years 2010 and 2011 is $*** per liter.

3.	No Other Changes; Execution. Except as explicitly set forth in this Second Amendment, no amendment or modification to the Purchase Agreement is hereby made. This Second Amendment may be executed in counterparts and delivered by facsimile or other electronic means.

Each Party has caused its duly authorized representative to sign on its behalf below to indicate its agreement to this Second Amendment as of the date first above written.

DCI Management Group, LLC	ViroPharma Biologics, Inc.

By: /s/ Ira London	By: /s/ Daniel B. Soland
Ira London, CEO	Daniel B. Soland, President

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